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                                                                   EXHIBIT 21.1

   SUBSIDIARIES OF METAMOR WORLDWIDE, INC.             JURISDICTION OF
                                                        INCORPORATION
  ---------------------------------------             -------------------

  Applied Integration Services, Inc.                     Delaware
  Business Management Data, Inc.                         California
  CompuCorps Resources Inc.                              New York
  COMSYS Holdings, Inc.                                  Delaware
  COMSYS Resources, Inc.                                 Nevada
  COMSYS Technical Services, Inc.                        Delaware
  CORESTAFF Acquisition Sub #5, Inc.                     Colorado
  CORESTAFF Acquisition Sub #6, Inc.                     Delaware
  CORESTAFF Acquisition Sub #7, Inc.                     Delaware
  CORESTAFF Acquisition Sub #10, Inc.                    Delaware
  CORESTAFF Business Services, Inc.                      Delaware
  CORESTAFF Disposition Sub #1, Inc.                     Colorado
  CORESTAFF Communication Services, Inc.                 Delaware
  CORESTAFF Consolidated Management                      Delaware
       Solutions, Inc.
  CORESTAFF Holdings, Inc.                               Delaware
  CORESTAFF International Holdings, Inc.                 Delaware
  CORESTAFF Mauritius, Limited                           Mauritius
  CORESTAFF Mauritius, Limited II                        Mauritius
  CORESTAFF Overseas B.V.                                Netherlands
  CORESTAFF Personnel Systems, Inc.                      California
  CORESTAFF Services (California), Inc.                  Delaware
  CORESTAFF Services Holdings, Inc.                      Delaware
  CORESTAFF Services, Inc.                               Delaware
  CORESTAFF Services Resources, Inc.                     Nevada
  CORESTAFF Support Services, Inc.                       California
  CORESTAFF (UK) Limited                                 UK
  DDS Europe Ltd.                                        UK
  Deltam Systems, Inc.                                   California
  Dynamic Data Solutions, Inc.                           Texas
  EUROCOMSYS (UK) Limited                                UK
  LCT, Inc.                                              Virginia
  Leafstone, Inc.                                        New York
  LePro, Inc.                                            California
  Metamor Canada, Inc.                                   Ontario
  Metamor Global Solutions, Ltd.                         India
  Metamor Solutions Holdings, Inc.                       Delaware
  Metamor Solutions, Inc.                                Delaware
  Metamor Solutions Resources, Inc.                      Nevada
  Metamor Technologies, Ltd.                             Illinois
  Millennium Computer Corp.                              New York
  MultiVision Consulting, Inc.                           California
  Regency Staffing, Inc.                                 Florida
  R.P. Accord Systems, Inc.                              California
  Sage IT Partners, Inc.                                 California
  TAI Co, Inc.                                           California
  Technology  and Process Consulting, Inc.               Delaware
  Turning Point Software, Incorporated                   Massachusetts
  Workgroup Productivity Corporation                     Illinois